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                                                                 EXHIBIT 10.29.1



                      MALIBU ENTERTAINMENT WORLDWIDE, INC.
                           SERIES CC PREFERRED STOCK
                            SHAREHOLDERS' AGREEMENT


     THIS SERIES CC PREFERRED STOCK SHAREHOLDERS' AGREEMENT, dated as of September 7, 2001, (this "AGREEMENT"), is entered into by and among Malibu Entertainment Worldwide, Inc., a Georgia corporation (the "COMPANY"), MEI Holdings, L.P., a Delaware limited partnership ("MEIH"), Old Hill Partners, Inc., a Delaware corporation ("OLD HILL"), and such other Persons that become parties hereto after the date of this Agreement in accordance with the terms and provisions contained herein (collectively, "HOLDERS").


                                    RECITALS

     MEIH owns all the outstanding shares of the Series CC Preferred Stock, no par value per share (the "SERIES CC STOCK"), of Malibu Entertainment Worldwide, Inc., a Georgia corporation (the "COMPANY").

     Upon the terms and subject to the conditions of the Warrant (defined below), Old Hill has the right to acquire shares of Series CC Stock.

     It is in the best interests of MEIH and Old Hill to memorialize certain aspects of the relationship of the parties, including restrictions with respect to transferring the Series CC Stock, all as hereinafter set forth.

     In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 Definitions. As used in this Agreement, the following terms herein shall have the following meanings:

     "ACCEPTED SHARES" is defined in Section 2.9 of this Agreement.

     "AFFILIATE" means, with respect to any person, any entity controlling, controlled by or under common control with such designated person. For the purposes of this definition, "control" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Commission under the Securities Act.

     "AGREEMENT" is defined in the opening paragraph of this Agreement.

     "APPROVED SALE" is defined in Section 2.3 of this Agreement.

     "CASH EQUIVALENTS" means (a) immediately marketable, liquid and direct obligations issued or unconditionally guaranteed by the United States federal government or issued by any agency thereof and backed by the full faith and credit of the United States of America, (b) immediately marketable,

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liquid and direct obligations issued by any state of the United States of
America or any political subdivision of any such state or any public instrumentality thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., or (c) freely tradable and immediately marketable equity or debt securities listed for or admitted to trading on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System, which in the case of any equity security are of an issue of equity securities having an aggregate listed market value as of the day of determination of at least $250,000,000, or in the case of a debt security are of an issue of debt securities having an aggregate listed market value as of the day of determination of at least $500,000,000.

     "COMMISSION" means the Securities and Exchange Commission and any successor commission or agency having similar powers.

     "COMMON STOCK" means the common stock, no par value per share, of the Company.

     "COMPANY" is defined in the Recitals of this Agreement.

     "DEMAND REGISTRATION" has the meaning specified in the Registration Rights Agreement.

     "EMPLOYEE INCENTIVE SECURITIES" means Securities issued to employees or directors of the Company and approved by the Company's Board of Directors.

     "EXERCISE PERIOD" is defined in Section 2.9 of this Agreement.

     "HOLDERS" is defined in the opening paragraph of this Agreement.

     "INCLUDABLE SHARES" has the meaning specified in Section 2.10 of this Agreement.

     "MAJORITY SERIES CC HOLDERS" is defined in Section 2.3 of this Agreement.

     "MEIH" is defined in the opening paragraph of this Agreement.

     "MEIH PARTY" means MEIH and each person to whom MEIH transfers shares of Series CC Stock.

     "NOTICE OF PURCHASE" is defined in Section 2.9 of this Agreement.

     "OFFER NOTICE" is defined in Section 2.2 of this Agreement.

     "OFFERED SECURITIES" is defined in Section 2.2 of this Agreement.

     "OFFERED SHARES" is defined in Section 2.9 of this Agreement.

     "OLD HILL" is defined in the opening paragraph of this Agreement.

     "OLD HILL PARTY" means Old Hill and each Person to whom Old Hill transfers the Warrant and/or the shares of Series CC Stock underlying the Warrant.

     "PERMITTED OLD HILL TRANSFER" shall mean a Transfer of any Series CC Securities to (a) all of the partners of Old Hill, as an "in kind" distribution of partnership assets, (b) a wholly-owned


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subsidiary of Old Hill, (c) Footbridge Limited Trust, Footbridge Capital LLC,
FLT Opportunity Fund, Inc., FLT Opportunity Fund LLC or Footbridge Capital II LLC or (d) any other party specifically approved in writing by MEIH.

     "PERMITTED TRANSFER" shall mean a Transfer of any Series CC Securities to any Permitted Transferee.

     "PERMITTED TRANSFEREE" means;

          (a) in the case of any Person that is a partnership, any Person that is a direct or indirect, current or former limited or general partner of such Person;

          (b) in the case of any Person that is a limited liability company, any Person that is a direct or indirect, current or former member of such Person;

          (c) in the case of any Holder, any voting trust established in compliance with all applicable laws; or

          (d) in the case of any Holder, any Affiliate of such Holder.

     "PERSON" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture, or other entity of whatever nature.

     "PIGGYBACK REGISTRATION" has the meaning specified in the Registration Rights Agreement.

     "PRO RATA AMOUNT" means, as of any date with respect to a specified Holder, the percentage equal to (a) the number of shares of Series CC Securities held by such Holder as of that date, which number shall assume the exercise of the Warrant held by any such Holder, divided by (b) the number of shares of Series CC Securities held on that date by all members of the specified group of Holders (e.g., MEIH Parties or all Holders), which number shall assume the exercise of the Warrant held by any such Holder.

     "PROPORTIONATE PERCENTAGE" is defined in Section 2.9 of this Agreement.

     "PROPOSAL" is defined in  Section 2.9 of this Agreement.

     "PROPOSED PURCHASER" is defined in Section 2.4 of this Agreement.

     "PURCHASERS" is defined in Section 2.2 of this Agreement.

     "REGISTRABLE SECURITIES" has the meaning specified in the Registration Rights Agreement.

     "REGISTRATION RIGHTS AGREEMENT" is defined in Section 2.10 of this Agreement.

     "RESTRICTED HOLDERS" is defined in Section 2.8 of this Agreement.

     "SECURITIES" means any debt or equity securities of the Company, whether now or hereafter authorized or issued, and any instrument convertible into, or exercisable or exchangeable for, any such


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Securities or Security.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SERIES CC OFFER" is defined in Section 2.2 of this Agreement.

     "SERIES CC SECURITIES" is defined in Section 2.1 of this Agreement.

     "SERIES CC STOCK" is defined in the Recitals of this Agreement.

     "SIGNIFICANT TRANSFER" is defined in Section 2.4 of this Agreement.

     "TAG-ALONG ACCEPTANCE NOTICE" is defined in Section 2.4 of this Agreement.

     "TAG-ALONG RIGHT" is defined in Section 2.4 of this Agreement.

     "TAG-ALONG SALE NOTICE" is defined in Section 2.4 of this Agreement.

     "TAG-ALONG SELLER" is defined in Section 2.4 of this Agreement.

     "THIRD PARTY" means a Person who is a prospective purchaser of Series CC Stock in a bona fide arm's length transaction from a Holder where such purchaser is not a Permitted Transferee of such Holder.

     "TRANSFER" means (a) any sale, assignment, transfer, negotiation, pledge, hypothecation, other disposition and any even or transaction in which a lien is created or (b) any other transaction, the effect of which is to transfer substantially all the ownership, including indirect ownership, of the Securities.

     "TRANSFEROR" is defined in Section 2.2 of this Agreement.

     "WARRANT" means the Warrant dated as of September 7, 2001, issued by the Company and entitling Old Hill to purchase shares of Series CC Stock.


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                                   ARTICLE 2
                            RESTRICTIONS ON TRANSFER

     SECTION 2.1 General Restrictions. Except for Permitted Old Hill Transfers, Old Hill and each subsequent Old Hill Party and, except for Permitted Transfers, MEIH and each subsequent MEIH Party agree not to Transfer (a) any interest in the Warrant, (b) any interest in any shares of Series CC Stock or (c) any interest in any Security issued pursuant to Section 3.1 of this Agreement or upon conversion of the shares of Series CC Stock (collectively, (a), (b) and (c) shall be referred to as the "SERIES CC SECURITIES") held by such Holder except in a Transfer made in accordance with the provisions of this Agreement. Any such Transfer sought to be made in violation of this Agreement shall be null and void, and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted Transfer. Notwithstanding any provision in this Agreement, there shall be no requirement for an MEIH Party to receive the consent of an Old Hill Party prior to a Transfer of Series CC Securities and nothing in this Agreement shall be deemed to prohibit any such Transfer.

     SECTION 2.2  Rights of First Refusal with Respect to Series CC Stock

          (a) If an Old Hill Party (a "TRANSFEROR") wishes to Transfer any Series CC Securities except in a Transfer pursuant to Sections 2.3 or 2.4, the Transferor shall do so only for cash, Cash Equivalents or a combination of both, and shall first deliver written notice (an "OFFER NOTICE") to each MEIH Party identifying the security proposed to be Transferred (the "OFFERED SECURITIES") and the proposed transferee, and stating the price at which, and other material terms on which, the Transferor wishes to Transfer the Offered Securities, including the anticipated date of the proposed Transfer, which shall be a date not earlier than thirty (30) days after the date the Offer Notice is delivered.

          (b) Delivery of an Offer Notice to each MEIH Party shall constitute an offer by the Transferor to Transfer all of the Offered Securities in the aggregate, but not less than all of the Offered Securities in the aggregate (the "SERIES CC OFFER"), to the MEIH Parties pursuant to this Section 2.2, at the price and on the other terms described in the Offer Notice.

          (c) Upon receipt of the Offer Notice, each MEIH Party shall have the right to purchase the portion of the Offered Securities equal to such MEIH Party's Pro Rata Amount of such Offered Securities, exercisable by written notice delivered to the Transferor within fifteen (15) days after receipt of the Offer Notice. The participating MEIH Parties also may allocate the right to purchase the Offered Securities between or among them in any proportion they choose, as reflected in a notice to the Transferor within such fifteen (15) day period.

          (d) If the MEIH Parties shall not have exercised their rights to purchase all of the Offered Securities in the aggregate during the period specified in Section 2.2(c) above, then within three (3) days after the expiration of the period specified in Section 2.2(c) above, the Transferor shall notify each MEIH Party who agreed to purchase its Pro Rata Amount of the Offered Securities of the portion of Offered Securities which remain available for purchase. Each MEIH Party shall then have the right to purchase all of the remaining Offered Securities or, if more than one MEIH Party wishes to purchase all of the remaining Offered Securities, their Pro Rata Amount of the remaining Offered Securities, with only the shares of Series CC Stock (or Common Stock, if no shares of Series CC are then outstanding)

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held by the MEIH Parties who wish to purchase the remaining Offered Securities considered in computing the Pro Rata Amount. Such right shall be exercisable by written notice delivered to the Transferor within five (5) days after receipt of the notice specified in this Section 2.2(d).

          (e) If any of the MEIH Parties, either individually or in the aggregate (collectively, the "PURCHASERS"), shall have exercised their rights to purchase all of the Offered Securities, then within thirty (30) days after the expiration of the five (5) day period specified in Section 2.2(d) above, the Transferor shall Transfer the Offered Securities to the Purchasers, and the Purchasers shall acquire the Offered Securities, at the price and on the other terms described in the Offer Notice. The consummation of the Transfer shall take place at 10:00 a.m. local time at the offices of the Company, on the date specified for the proposed Transfer in the Offer Notice, or at such other location or date on which the participants in the transaction agree in writing, at which time the Purchasers shall deliver the appropriate consideration in the form of cash or Cash Equivalents, and the Transferor shall deliver certificates representing the shares of Series CC Stock to be sold, free and clear of any and all liens, claims and encumbrances whatsoever (except those imposed by this Agreement and securities laws generally), together with such other instruments and documents of transfer as the Purchasers shall reasonably request.

          (f) If the MEIH Parties do not, either individually or in the aggregate, accept the Series CC Offer in its entirety, then the Transferor may Transfer the Offered Securities (subject to the provisions of this Agreement, securities laws generally and to any other agreements binding on the Transferor) to the transferee named in the Offer Notice at a price and on other terms not more favorable to the transferee than those terms set forth in the Offer Notice, at any time within the sixty (60) day period beginning on the date that the Transferor shall have received final notice (or by expiration of the period specified in Section 2.2(d) above) that the MEIH Parties shall not have elected to purchase the Offered Securities in the aggregate. The provisions of this
Section 2.2 shall again apply to any Transfer of Offered Securities not Transferred within such period or any Transfer of Offered Securities at a lower price or on terms that are more favorable to the transferee than those terms set forth in the Offer Notice.

          (g) Promptly after any sale pursuant to this Section 2.2, the Transferor shall notify each MEIH Party of the consummation thereof and shall furnish such evidence of the completion (including date of completion) of such sale and of the terms thereof as each MEIH Party may reasonably request.

     SECTION 2.3  Drag-Along Rights

          (a) If MEIH Parties holding at least a majority of the then outstanding shares of the Series CC Stock ("MAJORITY SERIES CC HOLDERS") approve in writing the sale of all or a portion of their Series CC Stock to any Person (other than transactions with an Affiliate of any Holder) (such a transaction being an "APPROVED SALE"), upon request of the Majority Series CC Holders each Old Hill Party will consent to, vote for, and raise no objections against, and waive dissenters' and appraisal rights, if any, with respect to, the Approved Sale, and if the Approved Sale is structured as a sale of stock, each such Old Hill Party (i) will exercise the Warrant (unless such Warrant is terminated or exercised) and (ii) will agree to sell and shall sell along with such Majority Series CC Holders its Pro Rata Amount of Series CC Securities in the Approved Sale (including any shares of Common Stock, if a conversion is requested pursuant to Section 2.5 of this Agreement). Such MEIH Parties will negotiate the terms of any Approved Sale and shall not assume any fiduciary duty to any Old Hill Party

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in relation thereto.

     (b) The obligations of each Old Hill Party with respect to an Approved Sale are subject to the requirements that (i) each Old Hill Party receive an amount of consideration in respect of each share of Series CC Stock held by it that is the same form and amount of consideration received by any other holder in respect of each share of Series CC Stock and if any holder of Series CC Stock is given an option as to the form and amount of consideration to be received, each Old Hill Party holding shares of Series CC Stock will be given the same option and (ii) each Old Hill Party receive an amount of consideration in respect of each share of Common Stock held by it that is the same form and amount of consideration received by any other holder in respect of each share of Common Stock and if any holder of Common Stock is given an option as to the form and amount of consideration to be received, each Old Hill Party holding shares of Common Stock will be given the same option.

     (c) Each Old Hill Party shall, in connection with a sale of its shares of Series CC Stock or Common Stock pursuant to this Section 2.3, at the request of the Majority Series CC Holders, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to consummate the Approved Sale as soon as reasonably possible.

     SECTION 2.4 Tag-Along Rights.

     (a) Each MEIH Party agrees that in connection with the consummation of any transaction or series of related transactions involving the transfer of shares of Series CC Stock by such MEIH Party that constitute a "Significant Transfer" (as hereinafter defined), each Old Hill Party will be offered an equal opportunity (the "TAG-ALONG RIGHT") to participate in such transaction or transactions based on its Pro Rata Amount of shares of Series CC Stock held by all Holders participating in such transaction and, subject to paragraph (b) below, on identical terms. As used herein, "SIGNIFICANT TRANSFER" means a Transfer by an MEIH Party to any Person or Persons (including repurchases (but not redemptions) by the Company) of all of the shares of Series CC Stock which are beneficially owned by such MEIH Party other than (i) a Transfer pursuant to an Approved Sale or (ii) a Permitted Transfer.

     (b) Prior to any Significant Transfer subject to these provisions, the selling MEIH Party (the "TAG-ALONG SELLER") shall notify each Old Hill Party in writing of the proposed sale. Such notice (the "TAG-ALONG SALE NOTICE") shall set forth the number of shares of Series CC Stock subject to the proposed sale, the proposed amount of consideration and terms and conditions of payment which are part of the proposed sale and the name, address and phone number of the Person proposing to purchase such shares (the "PROPOSED PURCHASER"). Each Old Hill Party may exercise the Tag-Along Right by delivery of a written notice (the "TAG-ALONG ACCEPTANCE NOTICE") to the Tag-Along Seller within fifteen (15) days of the date the Company mailed or caused to be mailed the Tag-Along
Sale Notice. The Tag-Along Acceptance Notice shall state that such Old Hill Party proposes to include its Pro Rata Amount (as determined in Section 2.4(a)) of Series CC Stock in the proposed sale. If no Tag-Along Acceptance Notice is received during the fifteen (15) day period referred to above, the Tag-Along Seller shall have the right during the subsequent sixty (60) day period to effect the proposed sale of shares of Series CC Stock on terms and conditions no more favorable than those stated in the Tag-Along Sale Notice. The provisions of this Section 2.4 shall again apply to any Significant Transfer of Series CC Stock not

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Transferred within such period or any Transfer of Series CC Stock at a higher price or on terms that are more favorable to the Tag-Along Seller than those terms set forth in the Tag-Along Sale Notice.

     (c) In the event that an Old Hill Party exercises its Tag-Along Rights pursuant to this Section 2.4, such Old Hill Party shall, at the request of the Tag-Along Seller and without further cost and expense to the Tag-Along Seller, execute and deliver such other instruments of conveyance and transfer and take such other actions as may reasonably be requested in order to consummate the proposed sale of Series CC Stock by the Tag-Along Seller and such Old Hill Party. Each Old Hill Party agrees that if it exercises its Tag-Along Rights it will bear its pro rata share (based upon the number of shares sold by all Holders participating in the transaction) of the costs and expenses of any sale of shares pursuant to this Section 2.4 to the extent such costs are incurred for the benefit of all selling shareholders and are not otherwise paid by the acquiring party. Costs incurred by any Holder on its own behalf will not be considered costs of the transaction hereunder.

     SECTION 2.5 Mandatory Conversion. In the event that one or more MEIH Parties elect to convert all or any portion of the outstanding Series CC Stock into Common Stock pursuant to the terms of the Company's Certificate of Incorporation, and upon receipt of five (5) days prior notice from such MEIH Parties of such election, each of the Old Hill Parties shall, on the date set forth in such aforementioned notice, (i) exercise the Warrant (unless already terminated or exercised) and (ii) convert, along with such MEIH Parties electing to convert, the same percentage of its shares of Series CC Preferred Stock into shares of Common Stock.

     SECTION 2.6 Mandatory Voting. In the event that a majority in interest of the MEIH Parties elects to waive their right to vote with the holders of the Common Stock on an as-converted basis, then each Old Hill Party shall waive its right to vote with the holders of the Common Stock on an as-converted basis.

     SECTION 2.7 Voting Power. Old Hill and each subsequent Old Hill Party hereby represent that they have been advised that, based on current outstanding ownership and assuming exercise of the Warrant, they will not acquire sufficient voting power to influence any votes made by the holders of all of the Company's capital stock on an as-converted basis or any class votes made by holders of Series CC Stock, including, without limitation, any consents required from the holders of Series CC Stock pursuant to Section 2.10.2 of the Certificate of Designations for the Series CC Stock, including, without limitation, consenting to an amendment to the Series CC Certificate of Designations.

     SECTION 2.8 Agreement to be Bound. Prior to the termination of this Agreement, no Series CC Securities may be Transferred to any Third Party or Permitted Transferee (the "RESTRICTED HOLDERS") by an Old Hill Party or an MEIH Party unless such Restricted Holder, prior to such sale, transfer or other disposition, agrees in writing, in form and substance satisfactory to MEIH, to be bound by the terms hereof to the same extent and in the same manner as the transferor of such Series CC Securities, a copy of which writing shall be maintained on file with the secretary of the Company and shall include the address of such Restricted Holder to which notices hereunder shall be sent. Each such supplementary agreement shall become effective upon its execution by MEIH or Old Hill and the Restricted Holder, and it shall not require the signatures or the consent of any other party hereto. Upon such execution such Restricted Holder shall be bound by all the restrictions placed on Old Hill Parties or MEIH Parties, as the case may be, hereby, shall be subject to any additional restrictions set forth in

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such supplementary agreement and shall enjoy only such rights as are specifically set forth in such supplementary agreement.

     SECTION 2.9   Pre-Emptive Rights.

          (a) Other than issuances of Employee Incentive Securities, the Company shall not issue or sell any additional shares of Series CC Stock or any capital stock ranking prior or superior to, or on parity with respect to dividends or other distributions or upon liquidations, dissolution or winding up of the Company (including securities convertible into, or options, warrants or other rights to purchase Series CC Stock or such other capital stock) (collectively, the "OFFERED SHARES") without first providing each Old Hill Party the right to subscribe for its Proportionate Percentage (as defined below) of the Offered Shares at a price and on such other terms which are at least as favorable as the Company shall have offered or proposes to offer and which the Company shall have specified in a notice delivered to each Old Hill Party (the "PROPOSAL"). The Proposal by its terms shall remain open and irrevocable for a period of thirty
(30) days from the date it is delivered by the Company to each Old Hill Party (the "EXERCISE PERIOD").

          "PROPORTIONATE PERCENTAGE" means, for any Old Hill Party, a percentage of Offered Shares covered by the Proposal equal to such holder's percentage ownership of the Company's issued and outstanding shares of Series CC Stock (assuming the exercise of the Warrant).

          (b) Notice of each Old Hill Party's intention to accept the Proposal shall be evidenced by a writing signed by such holder and delivered to the Company prior to the end of the Exercise Period (the "NOTICE OF PURCHASE") setting forth such holder's Proportionate Percentage of the Offered Shares which such holder has elected to purchase (the "ACCEPTED SHARES").

          (c) In the event that all of the Old Hill Parties elect to purchase all of the Offered Shares offered in the Proposal, the Company shall sell to each such holder the number of Accepted Shares set forth in such holder's Notice of Purchase.

          (d) In the event that one or more of the Old Hill Parties do not elect to purchase all of the Offered Shares offered in the Proposal, the Company shall sell to each holder that has so elected to purchase the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Any other Old Hill Party may purchase any remaining shares offered in the Proposal not purchased by the other Old Hill Parties pro rata based on their respective Proportionate Percentages, or as they may otherwise agree.

          (e) No later than thirty (30) days after the expiration of the Exercise Period, the Company shall deliver to each Old Hill Party who has submitted a Notice of Purchase to the Company a notice indicating the number of Offered Shares which the Company shall sell to such holder pursuant to this
Section 2.9 and the terms and conditions of such sale, which shall be in all respects (including, without limitation, unit price, interest rates, dividend rates and other material terms) the same as specified in the proposal. The sale of such Offered Shares shall take place not later than 10 days after receipt of such notice.

          Any such sale of Offered Shares that were not selected for purchase by the Old Hill Parties as provided above shall take place not later than ninety
(90) days after the expiration of the Exercise Period. Such sale shall be upon terms and conditions in all respects (including, without limitation, unit price and interest rates) which are no less favorable to the Company than those set forth in the Proposal. Any refused Offered Shares not purchased as contemplated by the Proposal within the 90-day period specified above shall remain subject to this Section 2.9.

     SECTION 2.10.  Subsequent Registration by Company of Common Stock

          (a) MEIH and the Company are parties to that certain Registration Rights Agreement, dated as of July 20, 1999 (the "REGISTRATION RIGHTS AGREEMENT"). Whenever an MEIH Party exercises its rights to a Demand Registration, such MEIH Party shall, within five (5) days of exercising such rights, give written notice of such exercise to each Old Hill Party at the address of such holder appearing on the records of the Company, and the Company shall offer to include under such registration any Registrable Securities held by each Old Hill Party. The Registration Rights Agreement is hereby deemed amended pursuant to Section 11(c) of the Registration Rights Agreement to the extent necessary to include the Registrable Securities held by Old Hill as Registrable Securities and to entitle each Old Hill Party to all of the rights applicable to a Purchaser (as defined in the Registration Rights Agreement) and a holder of Registrable Securities under the Registration Rights Agreement and each Old Hill Party agrees to be bound by all of the obligations applicable to such parties set forth in the Registration Rights Agreement; provided, however, each Old Hill Party shall have no right to request or participate in any Demand Registration or Piggyback Registration except to the extent permitted by this
Section 2.10. Whenever the Company proposes to file a registration statement under the Securities Act for which MEIH will have the right to request a Piggyback Registration, the Company shall provide each Old Hill Party with the notice required to be given to holders of Registrable Securities pursuant to
Section 4(a) of the Registration Rights Agreement. To the extent, and only in the event, that any MEIH Parties have requested the inclusion of Registrable Securities in either a Demand Registration or a Piggyback Registration, each Old Hill Party may request the inclusion of Registrable Securities in such registrations, no more five (5) days after receipt of the notice provided for in this Section 2.10(a). Such request shall be sent to the Company (and the Company shall forward a copy of such request to each MEIH Party requesting inclusion in such registration) and shall also include the facts with respect to such proposed disposition and any information regarding such holder required to be set forth in such registration statement. All filing fees, costs and other expenses incurred in connection with any such filing under this Section 2.10 and in complying with applicable securities and Blue Sky laws shall be for the account of the Company.

          (b) Notwithstanding anything contained in this Section 2.10 to the contrary, if the managing underwriter of any underwritten offering determines that the number of securities requested to be included in a registration under
Section 2.10(a) hereof would materially and adversely affect such offering, the Company shall give written notice to each Old Hill Party of such determination and state the number of Registrable Securities that such managing underwriter has determined can be included in such registration (collectively, the "INCLUDABLE SHARES"). In the event that the number of Registrable Securities requested by the Old Hill Parties and the MEIH Parties to be included in a registration under Section 2.10(a) is greater than the number of Registrable Securities that such managing underwriter has determined can be included in such registration, the number of Registrable Securities shall be reduced so that the number of Registrable Securities for each Old Hill Party and for each MEIH Party is equal to such holder's percentage ownership of the Company's issued and outstanding shares of Series CC Securities (assuming the exercise of the Warrant) multiplied by the sum of all Registrable Securities held by Old Hill Parties and MEIH Parties that are included in such registration. The Company will furnish each Old Hill Party with copies of such registration statements and of the prospectus included therein in such quantities as may be reasonably necessary for the purpose of proposed disposition. In the case of any registration initiated under this Section 2.10, the Company shall have the right to designate the managing underwriter in any underwritten offering. Underwriting fees, discounts, commissions, other compensation and expense shall be proportionately borne by the Company, the MEIH Parties and the Old Hill Parties on the basis of shares offered and sold by the underwriters for their respective accounts.


                                   ARTICLE 3
                                 MISCELLANEOUS


     SECTION 3.1. Dividends in Stock. If a stock dividend is paid on any share of Series CC Stock held by any party to this Agreement, or if any shares of Series CC Stock held by any party to this Agreement is exchanged for stock of a different class or series, or for voting trust certificates evidencing any beneficial interest in such stock, or if any other event (such as a stock split, reclassification, or similar event) shall occur so that any Holders shall receive additional or replacement Securities (whether of the same or a different class or series), then such Securities of the same or a difference class or series, or such voting trust certificates, as the case may be, shall thereupon become subject to the provisions of this Agreement upon the same terms and conditions as the Series CC Stock originally covered by this Agreement.

     SECTION 3.2    Legends.

          (a) The Warrant and each certificate evidencing any other Series CC Securities that are issued to any Old Hill Party shall bear a legend in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SERIES CC PREFERRED STOCK SHAREHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 7, 2001, COPIES OF WHICH WILL BE FURNISHED BY THE COMPANY UPON REQUEST.

          (b) In addition to the legend required by Section 3.2(a), each such certificate issued to any Holder or any subsequent transferee shall be stamped or otherwise imprinted with any legend required pursuant to applicable state corporation and securities laws. If any stock subject to this Agreement shall cease to be subject to the restrictions on transfer set forth above or otherwise required herein, the Company shall, upon written request of the Holder thereof, issue to such Holder a new certificate evidencing such Series CC Securities without the applicable legend required by Section

3.2(a) endorsed thereon.

     (c) The Company may decline to acknowledge or register a Transfer of any Series CC Securities bearing any legend required hereunder (or may decline to remove a legend under Section 3.2(b)), and may instruct any transfer agent for its Securities to decline the same, unless the Company is reasonably satisfied that the Series CC Securities being transferred have been registered or are exempt from registration under applicable securities laws.

     SECTION 3.3 Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

     SECTION 3.4 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, singular and plural as the identity of that Person referred to requires.

     SECTION 3.5 Remedies. The parties acknowledge that the Series CC Securities are unique chattels and possess a special, unique and extraordinary character which would make it difficult to assess the monetary damage which any party hereto would sustain in the event of a breach hereof by another party hereto and that in the event of any such breach by any Holder or the Company, the other parties would be irreparably harmed and could not be made whole by monetary damages. The Company and each Holder accordingly agree (a) to waive the defense in any action for specific performance that a remedy at law would be adequate, and (b) that an aggrieved party hereunder shall be entitled to compel specific performance of this Agreement, in addition to any other remedy to which they may entitled at law or in equity.

     SECTION 3.6 Entire Agreement. This Agreement and the other documents and agreements executed by the parties hereto on this date or referred to herein together constitute the entire agreement and understanding of the parties hereto in respect of the subject matter referred to herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. Except as otherwise expressly set forth herein, this Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

     SECTION 3.7 Notices. All communications in connection with this Agreement shall be in writing and shall be deemed properly given if hand delivered or sent by telecopier (provided that such communication is confirmed by same-day deposit in the United States mail first class postage prepaid) or overnight courier with adequate evidence of delivery or sent by registered or certified mail return receipt requested and, if to MEIH, addressed to MEIH at the address for notices set forth below:


               MEI Holdings, L.P.
               Chase Tower
               2200 Ross Avenue, Suite 4200-W
               Dallas, Texas 75201
               Attn: William T. Cavanaugh, Jr.
               Facsimile: (214) 220-4948


          with a copy to:

          Munsch Hardt Kopf & Harr, P.C.
          4000 Fountain Place
          1445 Ross Avenue
          Dallas, Texas 75202-2790
          Attention: Michael A. Krywucki, Esq.

if to Old Hill, addressed to Old Hill at the address for notices set forth below:

          Old Hill Partners, Inc.
          28 Thorndal Circle
          2nd Floor
          Darien, CT 06820

     with a copy to:

          Pepper Hamilton LLP
          Suite 1600
          1201 Market Street
          P.O. Box 1709
          Wilmington, DE 19899-1709
          Attn: Richard P. Eckman, Esquire

and if to the Company:

          Malibu Entertainment Worldwide, Inc.
          717 N. Harwood Street
          Suite 1650
          Dallas, Texas 75201
          Attn: Scott Wheeler

or such other addresses or Persons as the recipient shall have designated to the sender by a written notice given in accordance with this Section. Any notice called for hereunder shall be deemed given when received.

     SECTION 3.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule.

     SECTION 3.9 Severability. The invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     SECTION 3.10 Termination. This Agreement shall terminate and be of no further force or effect upon the written agreement of all of the Holders; provided, however, in the event that no Old Hill Party is a holder of Series CC Securities, MEIH may terminate this Agreement at any time.

     SECTION 3.11 Successors, Assigns and Transferees. All representations, warranties, covenants and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and permitted assigns (including, in the case of Old Hill, any Old Hill Parties). In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Holders are also for the benefit of, and enforceable by, any subsequent holders of Series CC Securities, except any subsequent holder who acquires any such Series CC Securities after such Series CC Securities have been sold to the public pursuant to an effective registration statement under the Securities Act or in a sale under Rule 144 of the Commission.

     SECTION 3.12 Assurances. The Holders, by the signing hereof, hereby agree to execute and deliver such other documents and agreements, including but not limited to assignments, bills of sale, stock powers, or resolutions, as may be reasonably necessary, desirable or convenient in order to effect the purposes hereof.

     SECTION 3.13 Amendments; Waivers. Any provision hereof may be amended, modified or supplemented upon the consent in writing by a majority in interest of each of the MEIH Parties and the Old Hill Parties, and upon the effectiveness of such amendment, modification or supplement, all of the Holders will be deemed to be bound thereby.

     SECTION 3.14 Counterparts. This Assignment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together will constitute one and the same instrument. Each such counterpart may be transmitted via facsimile transmission or other similar electronic means and a counterpart so transmitted shall be deemed an original signature for all purposes and have the same force and effect as a manually signed original.

     SECTION 3.15 Construction and Representation. The parties understand and acknowledge that they have each been represented by (or have had the opportunity to be represented by) counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any part for having drafted it.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


HOLDERS:

MEIH:                             MEI HOLDINGS, L.P.,
                                  a Delaware limited partnership


                                  By: MEI GenPar, L.P.
                                      its general partner,


                                  By: HH GenPar Partners,
                                      its general partner,


                                  By: Hampstead, Associates, Inc.,
                                      a managing general partner,



                                  By: _____________________________________

                                  Name: ___________________________________

                                  Title: __________________________________



Old Hill:                         OLD HILL PARTNERS, INC.,
                                  a Delaware corporation


                                  By: ______________________________________
                                      Name: Mark Samuel
                                      Title: Secretary


Company:                          MALIBU ENTERTAINMENT WORLDWIDE, INC.,
                                  a Georgia corporation


                                  By: _____________________________________

                                  Name: ___________________________________

                                  Title: __________________________________




                    [Shareholders' Agreement Signature Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


HOLDERS:

MEIH:                             MEI HOLDINGS, L.P.,
                                  a Delaware limited partnership


                                  By: MEI GenPar, L.P.
                                      its general partner,


                                  By: HH GenPar Partners,
                                      its general partner,


                                  By: Hampstead Associates, Inc.,
                                      a managing general partner,



                                  By: _____________________________________

                                  Name: ___________________________________

                                  Title: __________________________________



Old Hill:                         OLD HILL PARTNERS, INC.,
                                  a Delaware corporation


                                  By: ______________________________________
                                  Name: Mark Samuel
                                  Title: Secretary


Company:                          MALIBU ENTERTAINMENT WORLDWIDE, INC.,
                                  a Georgia corporation


                                  By: _____________________________________

                                  Name: ___________________________________

                                  Title: __________________________________




                    [Shareholders' Agreement Signature Page]